UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024 (November 21, 2024)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Id. NuMBER)

SL Green Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-167793-02	13-3960398
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

One Vanderbilt Avenue New York, New York (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	10017 (ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2024, SL Green Realty Corp. (the “Company”) completed an underwritten public offering (the “Offering”) of 5,063,291 shares of its common stock, par value $0.01 per share (the “Common Stock”). The shares were sold to Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, BMO Capital Markets Corp. and Deutsche Bank Securities Inc., as the representatives of the several underwriters named in Schedule I to the underwriting agreement (the “Underwriting Agreement”), dated November 21, 2024 (collectively, the “Underwriters”), at a price to the public of $79.00 per share. In connection with the Offering, the Company has granted the Underwriters a 30-day option to purchase up to an additional 759,493 shares of Common Stock.

The Company estimates that net proceeds from the Offering will be approximately $386.3 million ($444.3 million if the Underwriters exercise their option to purchase additional shares in full), after deducting estimated offering expenses payable by the Company. The Company intends to contribute the net proceeds from the offering to SL Green Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), in exchange for additional units of limited partnership interest in the Operating Partnership, which have substantially identical economic terms as the Common Stock. The Company expects the Operating Partnership to use the net proceeds from the Offering for general corporate purposes, which may include new debt and equity investment opportunities and the repayment of a portion of its outstanding indebtedness.

The Offering was made pursuant to the Underwriting Agreement. The Underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory and investment banking services for the Company, including with respect to serving as lenders and/or agents under its credit facilities for which they have received or will receive customary fees and expenses.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 above with respect to the Operating Partnership’s issuance of units of limited partnership interest is incorporated by reference herein. The units of limited partnership interest will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated November 21, 2024, among SL Green Realty Corp., SL Green Operating Partnership, L.P. and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, BMO Capital Markets Corp. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.
By: SL GREEN REALTY CORP., its general partner

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date: November 25, 2024